SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2002

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated November 18, 2002.

Item 9. Regulation FD Disclosure.

        On November 18, 2002, Centex Corporation, a Nevada corporation (the “Corporation”), announced the Company is raising its earnings expectations for fiscal 2003 (its current fiscal year) and fiscal 2004. Centex told analysts at a meeting in Dallas that the company expects to continue to report net earnings for fiscal year 2003 and 2004, which will mark Centex’s seventh and eighth consecutive record earnings years. A copy of the Corporation’s press release confirming this guidance, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/	Raymond G. Smerge

	Name:	Raymond G. Smerge
	Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: November 18, 2002.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 18, 2002.